EXHIBIT 4.4.2
(Multicurrency--Cross Border)

                                    SCHEDULE
                                     to the
                              ISDA Master Agreement

                          dated as of November 24, 2006

                                     between

              Claymore MACROshares Oil Up Holding Trust ("Party A")

                                       and

             Claymore MACROshares Oil Down Holding Trust ("Party B")


                                     Part 1

                             Termination Provisions
                             ----------------------

(a)      "Specified Entity" means: Not Applicable

(b) "Specified Transaction" shall have the meaning specified in Section 14 of this Agreement.

(c) Events of Default and Termination Events. The following Events of Default and Termination Events shall apply to Party A and Party B as set forth below:


         -------------------------------------------------------------------- ------------------- ------------------
                                                                                  Applies to         Applies to
                         Event of Default/Termination Event                        Party A             Party B
                         ----------------------------------                       ----------
         -------------------------------------------------------------------- ------------------- ------------------
         Section 5(a)(i)  Payment Default                                         No                  No
         -------------------------------------------------------------------- ------------------- ------------------
         Section 5(a)(ii)  Breach of Agreement                                    No                  No
         -------------------------------------------------------------------- ------------------- ------------------
         Section 5(a)(iii)  Credit Support Default                                No                  No
         -------------------------------------------------------------------- ------------------- ------------------
         Section 5(a)(iv)  Misrepresentation                                      No                  No
         -------------------------------------------------------------------- ------------------- ------------------
         Section 5(a)(v) Default Under Specified Transaction                      Yes                 Yes
         -------------------------------------------------------------------- ------------------- ------------------
         Section 5(a)(vi)  Cross Default                                          No                  No
         -------------------------------------------------------------------- ------------------- ------------------
         Section 5(a)(vii)  Bankruptcy                                            Yes                 Yes
         -------------------------------------------------------------------- ------------------- ------------------
         Section 5(a)(viii)  Merger Without Assumption                            No                  No
         -------------------------------------------------------------------- ------------------- ------------------
         Section 5(b)(i)  Illegality                                              Yes                 Yes
         -------------------------------------------------------------------- ------------------- ------------------
         Section 5(b)(ii)  Tax Event                                              No                  No
         -------------------------------------------------------------------- ------------------- ------------------
         Section 5(b)(iii)  Tax Event Upon Merger                                 No                  No
         -------------------------------------------------------------------- ------------------- ------------------
         Section 5(b)(iv)  Credit Event Upon Merger                               No                  No
         -------------------------------------------------------------------- ------------------- ------------------
         Section 5(b)(v)  Additional Termination Events                           No                  No
         -------------------------------------------------------------------- ------------------- ------------------

(d) The "Automatic Early Termination" provision of Section 6(a) will not apply to Party A and will not apply to Party B.

(e)      Payments on Early Termination.  Notwithstanding the provisions of
         Section 6 of the Master Agreement, no Event of Default or Termination

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

         Event shall entitle either party to designate an Early Termination Date under any Transaction hereunder, and all Transactions shall continue in accordance with their terms following any Event of Default or Termination Event.

(f)      "Termination Currency" means U.S. dollars.

(g) Additional Termination Event. No "Additional Termination Events" will apply for purposes of Section 5(b)(v.

(h) Termination Payments. Any payment or payments due upon the early termination of this Agreement or any Transaction hereunder shall be payable on the Early Termination Date.

                                     Part 2

                               Tax Representations
                               -------------------

(a) Payer Tax Representations. For the purposes of Section 3(e) of this Agreement, Party A and Party B will each make the following representations to the other:

         It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, each party may rely on:

         (i) The accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement;

         (ii) The satisfaction of the agreement of the other party contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement, and

         (iii) The satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement,

         provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)      Payee Tax Representations.

         (i) For the purposes of Section 3(f) of this Agreement, Party A makes the following representations to Party B.

                  It is a partnership for U.S. tax purposes.

         (ii) For the purposes of Section 3(f) of this Agreement, Party B makes the following representations to Party A.

                  It is a partnership for U.S. tax purposes.

                                     Part 3

                            Documents to be delivered
                            -------------------------

(a) For the purpose of Sections 4(a)(i) of this Agreement, each party agrees to deliver the following documents, as applicable:

         Party required    Form/Document/Certificate               Date by which to be delivered
         to deliver
         documents

         Party A and       An executed United States Service       (i) Upon execution and delivery of this
         Party B           Service Form W-9 (or                    Agreement; (ii) promptly upon
                           successor thereto).                     reasonable demand by the other party;
                                                                   and (iii) promptly upon learning that
                                                                   any Form W-9 (or any successor thereto)
                                                                   has become obsolete or incorrect.

 (b) For the purposes of Section 4(a)(ii), the other documents to be delivered are as follows, which shall be covered by the representation in Section 3(d) of the Agreement if specified:

         Party required    Form/Document/Certificate                Date by which to         Section 3(d)
         to deliver                                                 be delivered             representation
         documents


         Party A and       Any documents required by the            Upon execution and       Applicable.
         Party B           receiving party to evidence the          delivery of this
                           authority of the delivering              Agreement and
                           party for it to execute and deliver      applicable
                           this Agreement, the Confirmation to      Confirmation.
                           which it is a party, and to evidence
                           the authority of the delivering
                           party to perform its obligations
                           under this Agreement and the
                           Confirmation.

         Party A/Party B   Legal opinions satisfactory to the       Upon execution and       Not Applicable.
                           other party.                             delivery of this
                                                                    Agreement.

                                     Part 4

                                  Miscellaneous
                                  -------------

(a) Address for Notices. For the purpose of Section 12(a) of this Agreement, the addresses for notices and communications to Party A and Party B shall be as follows:

         TO PARTY A:

         Claymore MACROshares Oil Up Holding Trust
         c/o Investors Bank & Trust Company
         200 Clarendon Street
         Boston, Massachusetts 02116
         Attention:  Timothy McGowan
         Facsimile:  (617) 937-6033

         TO PARTY B:

         Claymore MACROshares Oil Down Holding Trust
         c/o Investors Bank & Trust Company
         200 Clarendon Street
         Boston, Massachusetts 02116
         Attention:  Timothy McGowan
         Facsimile:  (617) 937-6033

(b)      Process Agent. For the purpose of Section 13(c) of this Agreement:

         Party A appoints as its Process Agent:           Not applicable.

         Party B appoints as its Process Agent:           Not applicable.

(c)      Offices.  The provisions of Section 10(a) will apply to this Agreement.

(d)      Multibranch Party.  For purpose of Section 10(c) of this Agreement:

         (i)      Party A is not a Multibranch Party.

         (ii)     Party B is not a Multibranch Party.

(e) The Calculation Agent for any Transaction shall be as set forth in the confirmation for such Transaction.

(f)      Credit Support Document. Details of any Credit Support Document:

         With respect to Party A:  None.

         With respect to Party B:  None.

(g) Credit Support Provider. Credit Support Provider means in relation to Party A and Party B: Not applicable.

(h) Governing Law: This Agreement shall be governed by and construed in accordance with New York law.

(i) Netting of Payments. Subparagraph (ii) of Section 2(c) of this Agreement will apply all Transactions under this Agreement, so that payments due under different Transactions will NOT be netted against each other pursuant to Section 2(c).

(j) "Affiliate" shall have the meaning specified in Section 14 of this Agreement.

                                     Part 5

                                Other Provisions
                                ----------------

1.       Representations
         ---------------

Each party will be deemed to represent to the other party on the date that it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(i) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgement and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered to be investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(ii) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts the terms and conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

(iii) Status of Parties. The other party is not acting as a fiduciary for or adviser to it in respect of that Transaction.

2.       Withholding Tax
         ---------------

Notwithstanding Section 2(d) of the Agreement, neither party shall be required to pay any additional amounts in respect of an Indemnifiable Tax or be under any obligation to pay any amount to the other party in respect of any liability for or on account of any Indemnifiable Tax.

3.       Definitions
         -----------

Capitalized terms not defined under this Agreement shall have the definitions ascribed to them in the Down-MACRO Holding Trust Agreement (the "Down-MACRO Holding Trust Agreement") or the Up-MACRO Holding Trust Agreement (the "Up-MACRO Holding Trust Agreement"), each dated as of November 24, 2006, and each entered into among MACRO Securities Depositor, LLC, Investors Bank & Trust Company, as Trustee, Claymore Securities, Inc., as Administrative Agent and a Marketing Agent, and MACRO Financial, LLC, as a Marketing Agent.

CLAYMORE MACROSHARES                        CLAYMORE MACROSHARES
OIL UP HOLDING TRUST                        OIL DOWN HOLDING TRUST


By:  INVESTORS BANK & TRUST COMPANY,        By: INVESTORS BANK & TRUST COMPANY
     not in its individual capacity             not in its individual capacity
     but solely as Up-MACRO Holding             but solely as Down-MACRO Holding
     Trustee                                    Trustee


By:   /S/ Michael F. Rogers                 By:  /S/ Michael F. Rogers
     -------------------------------            --------------------------------
     Name:  Michael F.Rogers                    Name:  Michael F. Rogers
     Title: President                           Title: President
     Date:  November 24, 2006                   Date:  November 24, 2006